UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 26, 2023
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 26, 2023, Sotera Health Company (the "Company") announced the appointment of Jonathan M. Lyons as Senior Vice President and Chief Financial Officer ("CFO") of the Company, effective June 26, 2023. Mr. Lyons, age 46, who succeeds Michael F. Biehl as the Company's Interim CFO, previously served as Vice President, Corporate Financial Planning and Analysis (“FP&A”) and Transformation at Owens Corning. Prior to that, he served in multiple leadership roles at Owens Corning, including Vice President, Corporate Development and FP&A, Vice President, Finance and Supply Chain for Owens Corning's Insulation business, and as Vice President, Finance and Supply Chain for its Composites business. Mr. Lyons also served as Owens Corning’s Vice President and Treasurer. Owens Corning is not a parent, subsidiary or affiliate of the Company.
In connection with Mr. Lyons' appointment as Senior Vice President and CFO, he will receive an annual base salary of $475,000 and his target annual bonus opportunity under the Company’s Annual Incentive Plan is equal to 70% of his annual base salary, prorated to his start date. Mr. Lyons’ annual long-term equity incentive award ("LTI") target grant date fair value is $1,200,000, which for 2023 will be prorated to his start date and comprised of restricted stock units ("RSUs") and stock options, each with a target grant date fair value of $300,000. The LTI awards will vest in substantially equal yearly installments on each of the first three anniversaries of the date of grant. To compensate Mr. Lyons for the value of cash and equity incentive awards that he forfeits upon leaving Owens Corning, he will also receive a sign-on cash payment of $200,000 and a sign-on LTI award comprised of RSUs with a grant date fair value of $1,000,000 that will vest in substantially equal yearly installments on each of the first three anniversaries of the date of grant. Mr. Lyons’ sign-on cash payment is subject to pro-rated repayment in the event Mr. Lyons terminates his employment for any reason other than death or disability or the Company terminates his employment for “cause” (as defined in Mr. Lyons’ offer letter), in each case prior to June 26, 2025.
Pursuant to the terms of his offer letter, in the event of a termination of Mr. Lyons’ employment by the Company without “cause” (as defined in the offer letter), Mr. Lyons, upon execution of a general release of claims in the Company’s favor and subject to continued compliance with the terms of such release and any restrictive covenants to which he is subject, will be eligible to receive a continuation of his then-current annual base salary for 12 months. In connection with the commencement of his employment, Mr. Lyons will execute the Company’s standard restrictive covenant and indemnification agreements.
There was no arrangement or understanding between Mr. Lyons and any other persons, pursuant to which Mr. Lyons was appointed to serve as Senior Vice President and CFO and as the Company’s principal accounting officer. There is no family relationship between Mr. Lyons and any of the Company’s other officers and directors. Additionally, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Lyons had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 7.01. Regulation FD Disclosure.
On June 26, 2023, the Company issued a press release in connection with the foregoing, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 26, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: June 26, 2023	By:	/s/ Alexander Dimitrief
Alexander Dimitrief
Senior Vice President, General Counsel and Secretary